Exhibit 10.10.3

OCP OPTION AGREEMENT

BETWEEN

GS HOME SHOPPING INC.

AND

SAIF II MAURITIUS COMPANY LIMITED

AND

ORCHARD CENTAR MASTER LIMITED

AND

MAKIRA SP5 LIMITED

AND

NETWORK18 HOLDINGS LIMITED

AND

TV18 HSN HOLDINGS LIMITED

This OCP Option Agreement (“Agreement”) is made on 28th March 2014

Between:

(1)	GS HOME SHOPPING INC., a public listed company incorporated under the laws of Republic of Korea, having its registered office at GS Gangseo Tower, 10, Mullae-Dong 6-Ga, Youngdungpo-Gu, Seoul, 150-096 (hereinafter referred to as “GSHS” which expression shall, unless repugnant to the context or meaning thereof deemed mean and include its successors, affiliates, representatives and permitted assigns); and

(2)	SAIF II MAURITIUS COMPANY LIMITED, a company incorporated under the laws of Mauritius, having its office at 3rd Floor, Raffles Tower, 19 Cybercity, Ebène, Mauritius (hereinafter referred to as “SAIF” which expression shall, unless repugnant to the context or meaning thereof deemed mean and include its successors, affiliates, representatives and permitted assigns); and

(3)	ORCHARD CENTAR MASTER LIMITED, a company incorporated under the laws of the British Virgin Islands, having its registered office at Romasco Place, Wickhams Cay 1, PO Box 3140, Road Town, Tortola, British Virgin Islands, VG1110 (“CENTAR”) and MAKIRA SP5 LIMITED, a company incorporated under the laws of the Cayman Islands, having its registered office at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, Cayman Islands, KY1-1111 (“MAKIRA”) (CENTAR and MAKIRA are hereinafter collectively referred to as “OCP” which expression shall, unless repugnant to the context or meaning thereof deemed mean and include successors, affiliates, representatives and permitted assigns of CENTAR and MAKIRA); and

(4)	NETWORK18 HOLDINGS LIMITED, a limited liability company incorporated under the laws of Mauritius, having its registered office at 5th Floor, Ebene Esplanade, 24Cybercity, Ebene, Mauritius (hereinafter referred to as “Network18” which expression shall, unless repugnant to the context or meaning thereof deemed mean and include its successors, affiliates, representatives and permitted assigns); and

(5)	TV18 HSN HOLDINGS LIMITED, a company incorporated under the laws of Cyprus, and having its registered office at 10 Diomidous Street, Alphamega Akropolis Building, 3 Floor, Office 401, 2024 Nicosia, Cyprus hereinafter referred to as the “Company” which expression shall, unless repugnant to the context or meaning thereof deemed mean and include its successors, affiliates, representatives and permitted assigns).

(GSHS, SAIF, OCP, Network18 and the Company are hereinafter collectively referred to as “Parties” and individually as “Party”).

Whereas:

(A)

The Parties had entered into the OCP series O subscription agreement dated April 8, 2013 (“OCP Subscription Agreement”) and the OCP additional series O subscription agreement dated October 1, 2013 (“OCP Additional Subscription Agreement”) (the OCP Subscription Agreement and the OCP Additional Subscription Agreement are collectively referred to as “Subscription Agreement”). Under the OCP Subscription Agreement the Company had agreed to grant CENTAR and MAKIRA an option to subscribe to additional series O preference shares of the Company; and under the OCP Additional Subscription Agreement, the Company had agreed to grant MAKIRA an option to subscribe for additional series O preference shares, in accordance with the OCP Option Agreement entered into between the Parties dated April 8, 2013 (“OCP

Option Agreement”) and the OCP Additional Option Agreement entered into between the Parties dated October 1, 2013 (“OCP Additional Option Agreement” and together with the OCP Option Agreement (the “OCP Option Agreements”)).

(B)	Upon completion of the initial public offering (“IPO”) of the Company’s shares, the Company’s share capital shall comprise of a single class of shares.

(C)	Accordingly, the Parties have agreed to terminate the OCP Option Agreements and enter into this Agreement such that with effect from the Effective Date, OCP shall have the right to subscribe for additional Equity Shares (as defined hereinafter) in lieu of series O preference shares, upon the terms, and subject to the conditions set forth hereunder.

It is agreed:

1.	Interpretation

1.1	In this Agreement:

“Affiliate” means, any corporation or other entity that controls, is controlled by, or is under common control with a party. For purposes of this definition, the terms “control” and “controlled” mean the power to determine the management or policies of a person by either ownership of a majority of voting rights of its issued capital, or having the right to appoint a majority of the members of its board of directors or other management body, whether by contract or otherwise;

“Affiliate Transferee” has the meaning given in Clause 10.2;

“Business Day” means any day other than a Saturday or Sunday on which banks in Cyprus, Hong Kong and New York are open for the conduct of normal banking business;

“CENTAR Option” has the maening given in Clause 3.1;

“CENTAR Option Shares” means up to 1,838,029 Equity Shares;

“Completion” has the meaning given in Clause 6.1;

“Completion Date” means the 5th Business Day after the Exercise Date or such other date as may be agreed in writing by the Parties;

“Continuing Provisions” means Clause 1 (Interpretation); Clause 8 (Confidentiality and Announcements); Clause 10 (Novation and Assignment); Clause 11 (Entire Agreement); Clause 12 (Severance and Validity); Clause 13 (Variations); Clause 14 (Remedies and Waiver); Clause 15 (Notices); and Clause 17 (Governing Law and Settlement of Disputes);

“Constitutional Documents” means, in relation to the Company or a Party, its articles of association and/or bye-laws and/or any other comparable constitutional documents;

“Dispute” has the meaning given in Clause 17.2;

“Effective Date” means the first closing date of the IPO on NASDAQ or NYSE in accordance with the Company’s registration statement on Form F-1 which was confidentially filed with the SEC on February 8, 2014 and will be publically filed subsequently with the SEC and as contemplated in the underwriting agreement for such offering between the Company and the underwriters;

“Encumbrance” means any mortgage, lien, charge (fixed or floating), pledge, encumbrance, option, right to acquire, other third party right or claim, trust arrangement for the purpose of providing security or any other security or adverse interest of any kind (and including any agreement, arrangement or commitment to create and/or give any of the foregoing);

“Equity Shares” has the meaning given in the Subscription Agreement;

“Exercise Date” has the meaning given in Clause 4.1;

“Exercise Notice” means a written notice in the form set out in Schedule 1 to be given by CENTAR and/or MAKIRA to the Company pursuant to Clause 4;

“IPO” has the meaning given in Recital B;

“MAKIRA Option” has the maening given in Clause 3.1;

“MAKIRA Option Shares” means up to 262,576 Equity Shares;

“OCP Additional Option Agreement” has the meaning given in Recital A;

“OCP Additional Subscription Agreement” has the meaning given in Recital A;

“OCP Option Agreement” has the meaning given in Recital A;

“OCP Subscription Agreement” has the meaning given in Recital A;

“Option Long Stop Date” means the date falling on the third anniversary of 10th April 2013;

“Original Purchase Price” has the meaning given in the Subscription Agreement;

“Party” means a party to this Agreement;

“Subscription Agreement” has the meaning given in Recital A;

“Subscription Price” means the subscription price payable for the Additional Option Shares as set out in Clause 5;

“Tax” or “Taxation” means and includes all forms of taxation and statutory and governmental, state, provincial, local governmental or municipal charges, duties, contributions and levies, withholdings and deductions, in each case whether of the United Kingdom or elsewhere and whenever imposed and all related penalties, charges, costs and interest; and

“USD” means the lawful currency of the United States of America.

1.2	Unless otherwise defined in this Agreement, capitalised terms used herein shall have the meanings given to them in the Subscription Agreement.

1.3	Any reference to “writing” or “written” means any method of reproducing words in a legible and non-transitory form (excluding, for the avoidance of doubt, email).

1.4	References to “include” or “including” are to be construed without limitation.

1.5	References to a “person” include any individual, company, partnership, joint venture, firm, association, trust and any governmental or regulatory authority.

1.6	The headings are inserted for convenience only and do not affect the construction of this Agreement.

1.7	Unless the context otherwise requires, words in the singular include the plural and vice versa and a reference to any gender includes all other genders.

1.8	References to Clauses, Recitals and Schedules are to clauses and recitals of, and schedules to, this Agreement. The Schedules form part of this Agreement.

1.9	References to any statute or statutory provision include a reference to that statute or statutory provision as amended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any subordinate legislation made under the relevant statute or statutory provision.

2.	Effective Date and Termination of the OCP Option Agreements

2.1	This Agreement shall become effective upon the Effective Date.

2.2	Upon this Agreement becoming effective on the Effective Date, the OCP Option Agreements shall automatically terminate and no longer of any force or effect; provided that in the event the Effective Date does not occur on or before December 31, 2014, this Agreement shall automatically terminate and no longer of any force or effect.

3.	Grant of Option

3.1	In consideration of the Parties agreeing to terminate the OCP Option Agreements, the Company hereby grants to CENTAR an option (the “CENTAR Option”) to subscribe for the CENTAR Option Shares and MAKIRA an option (the “MAKIRA Option”) to subscribe for the MAKIRA Option Shares, upon the terms and subject to the conditions set out in this Agreement.

3.2	Following the exercise of: (i) the CENTAR Option, the Company shall issue and allot the relevant number of CENTAR Option Shares to CENTAR; (ii) the MAKIRA Option, the Company shall issue and allot the relevant number of MAKIRA Option Shares to MAKIRA, in each case as set out in the relevant Exercise Notice and credited as fully paid and free from all Encumbrances.

3.3	Each of Network18 (other than with respect to any agreement in writing between the Parties), SAIF and GSHS (other than with respect to any agreement in writing between the Parties) hereby unconditionally and irrevocably waive for themselves any rights of pre-emption or any other preferential purchase rights as they may be entitled to, in relation to the issue of the Option Shares to CENTAR and/or MAKIRA (as the case may be) and shall procure that any and all of their respective Affiliates holding Equity Shares also waives in writing any rights of pre-emption or any other preferential purchase right as it may be entitled to exercise, in relation to the issue of the Option Shares to CENTAR and/or MAKIRA (as the case may be).

4.	Exercise of Option

4.1

CENTAR may exercise the CENTAR Option and MAKIRA may exercise the MAKIRA Option in whole or in part (or in several parts) at any time (or times) after the Effective Date until the Option Long Stop Date in each case by serving an Exercise

Notice on the Company. For the purposes of this Clause 4.1, the date of exercise of the CENTAR Option or the MAKIRA Option (as the case may be) (the “Exercise Date”) shall be the date on which the Company shall be deemed to have received the Exercise Notice in accordance with Clause 14 below.

4.2	Service of an Exercise Notice by (i) CENTAR shall oblige the Company to issue and allot to CENTAR, and for CENTAR to subscribe for, the relevant number of CENTAR Option Shares as set out in the relevant Exercise Notice on the Completion Date; and/or (ii) MAKIRA shall oblige the Company to issue and allot to MAKIRA, and for MAKIRA to subscribe for, the relevant number of MAKIRA Option Shares as set out in the relevant Exercise Notice on the Completion Date.

4.3	Once given, an Exercise Notice may not be revoked without the written consent of the Company.

5.	Consideration

The Subscription Price for the issue and allotment by the Company of the CENTAR Option Shares to CENTAR or the MAKIRA Option Shares to MAKIRA shall be satisfied in cash at Completion, and shall be an amount in USD equal to the relevant number of CENTAR Option Shares to be subscribed for by CENTAR or the relevant number of MAKIRA Option Share to be subscribed for by MAKIRA multiplied by the Original Purchase Price as set out in the Exercise Notice.

6.	Completion

6.1	Completion of the issue and allotment of the relevant number of CENTAR Option Shares or MAKIRA Option Shares (as the case may be) (“Completion”) shall take place on the Completion Date at the offices of the Company, or at such other place as may be mutually agreed between OCP and the Company in writing.

6.2	At Completion CENTAR and/or MAKIRA (as the case may be) shall pay the Subscription Price set out in the relevant Exercise Notice to the Company by telegraphic transfer in immediately available funds to an account of the Company (such account being nominated in writing no later than two (2) Business Days before the Completion Date).

6.3	At Completion the Company shall:

(a)	deliver to CENTAR and/or MAKIRA (as the case may be) certified copies of the resolutions of the Board and (as applicable) the shareholders of the Company, duly certified by a director as true and complete, authorising the allotment and issue of the relevant number of CENTAR Option Shares to CENTAR or MAKIRA Option Shares to MAKIRA and approving CENTAR’s and/or MAKIRA’s (as the case may be) entry into the register of members of the Company as at Completion;

(b)	allot and issue the relevant number of CENTAR Option Shares to CENTAR or MAKIRA Option Shares to MAKIRA, in each case credited as fully paid and free from Encumbrances as set out in the relevant Exercise Notice;

(c)	issue: (a) the duly stamped share certificates representing the relevant number of CENTAR Option Shares or MAKIRA Option Shares (as the case may be) (if the Equity Shares are in physical form) as set out in the relevant Exercise Notice and deliver the said share certificates to CENTAR or MAKIRA (as the case may be); or (b) CENTAR Option Shares or MAKIRA Option Shares (as the case may be) in dematerialized form (if the Equity Shares are in dematerialized form) as set out in the relevant Exercise Notice; and

(d)	make the necessary entries in the Register of Members of the Company to reflect CENTAR as the registered owner of the relevant number of CENTAR Option Shares or MAKIRA as the registered owner of the relevant number of MAKIRA Option Shares and deliver a certified true copy of the same to CENTAR and/or MAKIRA (as the case may be).

6.4	If for any reason the Company does not do and/or procure to be done all those things required of it under Clause 6.3, OCP may elect (in addition and without prejudice to all other rights or remedies available to it) to terminate this Agreement or to fix a new date for Completion.

6.5	The Continuing Provisions shall continue to have effect, notwithstanding the termination of the Agreement pursuant to Clause 6.4.

7.	Warranties

7.1	Each Party warrants to the other that:

(a)	it has the requisite power and authority to enter into and perform each of its obligations under this Agreement, each of which constitutes a valid and binding obligation enforceable against that Party in accordance with its terms; and

(b)	its entry into and compliance with the terms of this Agreement does not and will not conflict with or constitute a default under any provision of:

(i)	any Encumbrance, agreement or instrument to which it is party or by which it and/or any of its assets is bound; or

(ii)	its Constitutional Documents; or

(iii)	any order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which that Party and/or any of its assets is bound.

7.2	Each warranty given by a Party in this Agreement shall be construed as separate, independent and not limited by any of the other warranties given by that Party.

8.	Confidentiality and Announcements

8.1	Except as provided in Clause 8.2, each Party undertakes to the other to keep confidential, and to procure that their respective Affiliates keep confidential, the existence of this Agreement, all information which it has received as a result of negotiating, entering into or performing this Agreement and to use the information only for the purposes contemplated by this Agreement.

8.2	A Party may disclose any information that it is otherwise required to keep confidential under this Clause 8:

(a)	to its professional advisers, consultants and employees or officers, provided that such disclosure is strictly on a need to know basis only in relation to matters arising in connection with the subject matter of this Agreement and that the disclosing Party procures that such persons comply with the provisions of this Clause 8 as if they were that Party;

(b)	to the extent required by law or any securities exchange, regulatory or governmental body or Taxation authority; or

(c)	to the extent that such information comes into the public domain other than as a result of a breach by a Party of this Clause 8,

provided that prior written notice of any confidential information to be disclosed pursuant to this Clause 8 shall be given to the other Party.

8.3	A Party may make an announcement relating to this Agreement if (and only to the extent) required by the law of any relevant jurisdiction or any securities exchange, regulatory or governmental body.

9.	Further Assurance

Each of the Parties shall from time to time and at their own cost do, execute and deliver or procure to be done, executed and delivered all such further acts, documents and things required by law or as may be necessary or desirable to give full effect to this Agreement and the rights, powers and remedies conferred under this Agreement.

10.	Novation and Assignment

10.1	Subject to Clause 10.2, no Party shall be entitled to assign any of its rights, title and interest under this Agreement or any of its obligations hereunder except with the prior written consent of the other Parties.

10.2

OCP may at any time novate, transfer or assign any of its rights, obligations, title and interest under this Agreement to any of its Affiliates (the “Affiliate Transferee”) and the Parties agree that they will do, execute and deliver or procure to be done, executed and delivered all such further acts, documents and things required by law or as may be necessary or desirable to give full effect to such novation, transfer or assignment, provided that notwithstanding anything contained in this Agreement, OCP acknowledges, agrees and confirms that (i) any novation, assignment or transfer by OCP of any of its rights, obligations, title and interest under this Agreement to an Affiliate Transferee, shall not relieve OCP from any of its obligations hereunder; (ii) OCP shall procure that such Affiliate Transferee novates, transfers or assigns the rights, obligations, title and interest transferred to such Affiliate Transfree, to OCP, prior to such Affiliate Transferee ceasing to be an Affiliate of OCP or procure that such Affiliate Transferee transfers such rights, obligations, title and interest to another Affiliate of OCP.

11.	Entire Agreement

On and from the Effective Date, this Agreement together with the Subscription Agreement contains the whole agreement between the Parties relating to the transactions contemplated by this Agreement and supersedes and extinguishes altogether all rights and obligations under all previous agreements, whether oral in writing, between the Parties and/or any of their Affiliates relating to these transactions contemplated under this Agreement including the OCP Option Agreement and the OCP Additional Option Agreement.

12.	Severance and Validity

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such provision shall be deemed to be severed from this Agreement and the Parties shall replace it with a provision which has an effect as close as possible to the deficient provision. The remaining provisions will remain in full force in that jurisdiction and all provisions will continue in full force in any other jurisdiction.

13.	Variations

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of the Parties.

14.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

15.	Notices

15.1	Any notice or other communication to be given under or in connection with this Agreement (“Notice”) shall be in the English language in writing and signed by or on behalf of the Party giving it and marked for the attention of the other Party. A Notice may be delivered personally or sent by fax, pre-paid recorded delivery or registered courier service to the address or fax number provided in Clause 15.3.

15.2	A Notice shall be deemed to have been received:

(a)	at the time of delivery if delivered personally;

(b)	at the time of transmission if sent by fax;

(c)	two (2) Business Days after the time and date of posting if sent by pre-paid recorded delivery; or

(d)	three (3) Business Days after the time and date of posting if sent by international courier,

provided that if deemed receipt of any Notice occurs after 6.00 p.m. or is not on a Business Day, deemed receipt of the Notice shall be 9.00 a.m. on the next Business Day. References to time in this Clause 15 are to local time in the country of the addressee.

15.3	The addresses and fax numbers for service of Notices are:

In the case of SAIF to:

Mr. Ravi Adusumalli

SAIF II Mauritius Company Limited

3rd Floor, Raffles Tower,

19 Cybercity, Ebène,

Mauritius

Telephone No.: +230 4645995

Facsimile No.: +230 4645115

Attention: Mr. Ravi Adusumalli

Copy to:

SAIF Advisors Ltd.

Suites 2516-2520,

Two Pacific Place

88 Queensway, Hong Kong

Attention: Mr. Brandon Lin

Telephone No: + 852 2918 2206

Facsimile No: + 852 2234 9116

Attention: Mr. Jason So

Telephone No.: +852 2918 2205

Facsimile No.: +852 2234 9116

If to Network18 to:

5th Floor, Ebene Esplanade,

24 Cybercity, Ebene,

Mauritius

Telephone No: +230 4012300

Facsimile No: +230 401 2301

If to the Company, to:

TV18 HSN Holdings Limited

10 Diomidous Street,

Alphamega Akropolis Building,

3 Floor, Office 401, 2024

Nicosia, Cyprus

Telephone No: +357 22 361 611

Facsimile No: +357 22 361 650

If to the GSHS, to:

GS Gangseo Tower

10, Mullae-Dong 6-Ga

Youngdungpo-Gu, Seoul, 150-096

Telephone No.: +822 2007 4133

Facsimile No.: +822 2007 0272

If to OCP, to:

34/F Gloucester Tower,

The Landmark,

15 Queen’s Road Central,

Hong Kong

Telephone No.: +852 2236 0552 / +852 2236 0630

e-Facsimile No.: +852 2236 0600

Attention: Ben Harris and Ji-ll Kwon

15.4	A Party shall notify the other Party of any change to its address in accordance with the provisions of this Clause 15 provided that such notification shall only be effective on the later of the date specified in the notification and 5 (five) Business Days after deemed receipt.

16.	Counterparts

This Agreement may be executed in counterparts and shall be effective when each party has executed a counterpart. Each counterpart shall constitute an original of this Agreement.

17.	Governing Law and Settlement of Disputes

17.1	This Agreement shall be governed by, and construed in accordance with, the laws of Cyprus.

17.2	The Parties agree that in the event of any disputes, differences, controversies and questions directly or indirectly arising at any time under, out of, in connection with or in relation to this Agreement (or the subject matter of this Agreement) including, without limitation, all disputes, differences, controversies and questions relating to the validity, interpretation, construction, performance and enforcement of any provision of this Agreement (“Dispute”), the Parties shall attempt to resolve the Dispute through good faith consultation and such consultation shall begin promptly after one Party has given to the other Parties a written request for such consultation.

17.3	In the event of such measures at consultation not resulting in a resolution of such Dispute, then within a period of thirty (30) days of the same being referred to consultation any Party may refer such Dispute to final and binding arbitration. Such arbitration shall be governed by the rules of the International Chamber of Commerce and shall be held in London. All proceedings of such arbitration shall be in the English language. Each of the Parties hereto acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agree that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at equity or in law.

17.4	The Parties agree that the arbitral panel shall comprise of a panel of three arbitrators, one arbitrator to be appointed by the Party or Parties referring the Dispute, one arbitrator to be appointed by the respondents named, and the third arbitrator to be appointed by the first two arbitrators, all in accordance with the rules of the International Chamber of Commerce. In the event that any appointments are not made as specified herein within 14 (fourteen) days of notification by either party of a Dispute, such appointments shall be made in accordance with the rules of the International Chamber of Commerce.

17.5	Arbitration awards rendered shall be final and binding and shall not be subject to any form of appeal. The losing Party(ies), as determined by the arbitrators, shall pay all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees) incurred by the prevailing Party(ies), as determined by the arbitrators, in connection with any Dispute unless the arbitrators direct otherwise.

Schedule 1

Form of Exercise Notice

To:	TV18 HSN Holdings Limited

10 Diomidous Street,

Alphamega Akropolis Building,

3 Floor,

Office 401, 2024 Nicosia,

Cyprus

Date: [—]

Dear Sirs,

Option Shares in TV18 HSN Holdings Limited

We refer to the Amended and Restated OCP Option Agreement dated [—] between, amongst others, you and us (the “Agreement”). This is an Exercise Notice pursuant to Clause [4.1] of the Agreement. Unless otherwise defined in this Exercise Notice, capitalised terms used in it shall have the meanings given to them in the Agreement.

We give you notice pursuant to Clause [4] of the Agreement of our exercise of the Option in relation to the Additional Option Shares. In accordance with the Agreement, the number of Additional Option Shares to be acquired by us and the Subscription Price to be paid to you by us is set out below.

[—] Limited

Number of Option Shares to be acquired	[—] Shares
Subscription Price	USD [—]

In accordance with Clause 6 of the Agreement, Completion in respect of the Option Shares set out in this Exercise Notice shall take place on [the fifth (5th) Business Day following the date on which you shall be deemed to have received this Exercise Notice in accordance with Clause 15 of the Agreement] [, or such later date as we may notify you in writing in accordance with the provisions of Clause 6 of the Agreement].

Yours faithfully,

For and on behalf of
[insert name of CENTAR/MAKIRA]

IN WITNESS WHEREOF, the Parties hereto have, or have caused their duly authorized representatives to, execute this Agreement on the day and year first hereinabove written.

Witnessed by:

Name:	ANITA CHAN

Address:	2516-2520 TWO PACIFIC PLACE

88 QUEENSWAY, HONG KONG

Name:	SOPHIA PROTOPAPA

Address:	10, DIOMIDOUS STREET

ALPHAMEGA AKROPOLIS BUILDING

3RD FLOOR, OFFICE 401

2024 NICOSIA, CYPRUS

Name:	LIM HO SHIM

Address:	10 MULLAE DONG 6 GA

YOUNGDUNGPOGU SEOUL KOREA

Name:	ADARSH GOBURDHAN

Address:	POPE HENESSY STREET

CUREPIPE

Name:	MIMI LAI

Address:	OCP ASIA (HK) LTD.

34/F GLOUCESTER TOWER

THE LANDMARK, 15 QUEEN’S RD CENTRAL

HONG KONG

Name:	MIMI LAI

Address:	OCP ASIA (HK) LTD.

34/F GLOUCESTER TOWER

THE LANDMARK, 15 QUEEN’S RD CENTRAL

HONG KONG

SAIF II MAURITIUS COMPANY LIMITED

By:	/s/ ANDREW Y. YAN

Name:	ANDREW Y. YAN

Title:	AUTHORIZED SIGNATORY

TV18 HSN HOLDINGS LIMITED

By:	/s/ MILORAD VUJNOVIC

By:	/s/ GEORGE FLOURENTZOU

Name:	MILORAD VUJNOVIC

GEORGE FLOURENTZOU

Title:	CCY MANAGEMENT LIMITED DIRECTOR

GS HOME SHOPPING INC.

By:	/s/ HUH, TAE SOO

Name:	HUH, TAE SOO

Title:	PRESIDENT & CEO

NETWORK18 HOLDINGS LIMITED

By:	/s/ ASLAM KOOMAR

Name:	ASLAM KOOMAR

Title:	DIRECTOR

ORCHARD CENTAR MASTER LIMITED

By:	/s/ BENJAMIN HARRIS

Name:	BENJAMIN HARRIS

Title:	AUTHORIZED SIGNATORY

MAKIRA SP5 LIMITED

By:	/s/ BENJAMIN HARRIS

Name:	BENJAMIN HARRIS

Title:	AUTHORIZED SIGNATORY